Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
15 July 2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 7.  Exhibits.

        The following document is furnished herewith:

         99.1 Press release of the Registrant dated 15 July 2004.

Item 9. Regulation FD Disclosure.

        The press release of the Registrant dated 15 July 2004 relating to net sales estimates for fiscal year ending 31 December 2004, a copy of which is annexed hereto as Exhibit no. 99.1, is incorporated by reference herein, and is furnished pursuant to Regulation FD.

        In accordance with General Instruction B.2. of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 12. Results of Operations and Financial Condition.

        The press release of the Registrant dated 15 July 2004 relating to net sales for the second quarter and the six month period ended 30 June 2004, a copy of which is annexed hereto as Exhibit no. 99.1, is incorporated by reference herein, and is furnished pursuant to this Item 12.

        In accordance with General Instruction B.6. of Form 8-K, the information in this report is furnished pursuant to Item 12 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 15 July 2004

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President